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                                                                      EXHIBIT 16

                    ING GROUP - U.S.A. Holding Company System
                             As of December 31, 1997

ING Group N.V. (The Netherlands) - No FEIN(non-insurer)
  ING Bank N.V. (The Netherlands) - No FEIN(non-insurer)
  ING Verzekeringen N.V. (The Netherlands) - No Fein (non-insurer)
     ING Insurance International B.V. (The Netherlands) - No FEIN(non-insurer)
        Nederlands Reassurantie Groep Holding N.V. (The Netherlands) (non-
         insurer)
           NRG America Holding Company (Pennsylvania) (non-insurer) (23-2074221)
              NRG America Syndicate (New York) (non-insurer) (22-2281839)
              NRG America Management Corporation (Pennsylvania) (23-1667532) Philadelphia Reinsurance Corporation (Pennsylvania) (23-1620930)
        Nationale-Nederlanden Intertrust B.V. (The Netherlands) (non-insurer)
           NNUS Realty Corporation (Delaware) (non-insurer) (13-3062172)
        The Equitable of Iowa Companies, Inc.
        ING America Insurance Holdings, Inc. (Delaware) (non-insurer) (02-
         0333654)
           ING North America Insurance Corporation (Delaware) (non-insurer) (52-
            1317217)
           Internationale-Nederlanden U.S. P&C Corporation, Inc. (Delaware)
            (non-insurance) (51-0290450)
              Excelsior Insurance Company (New Hampshire) (15-0302550)
              Peerless Insurance Company (New Hampshire) (02-0177030)
              America First Insurance Company (Florida) (58-0953149)
              Alabama First Insurance Company (Alabama) (63-0830057)
              Fidelity Southern Insurance Company (Texas) (74-1276503) Diversified Settlements, Inc. (New Hampshire) (non-insurer)
               (02-0424648)
              The Netherlands Insurance Company (New Hampshire) (02-0342937) Indiana Insurance Company (Indiana) (35-0410010)
                 Consolidated Insurance Company (Indiana) (35-6018568)
              Cooling Grumme Mumford Company, Inc. (Indiana) (non-insurance)
               (35-6018566)
           Internationale Nederlanden America Life Corporation (Georgia) (non-
            insurer) (58- 1360182)
              Southland Life Insurance Company (Texas) (75-0572420)
              GAC Capital, Inc. (Delaware) (non-insurer) (51-0266924)
              Life Insurance Company of Georgia (Georgia) (58-0298930)
                 Springstreet Associates, Inc. (Georgia) (non-insurer) (58-
                  1822054)
           Security Life of Denver Insurance Company (Colorado) (84-0499703)
              ING America Equities, Inc. (Colorado) (non-insurer) (84-0499703) Midwestern United Life Insurance Company (Indiana) (35-0838945) First Secured Mortgage Deposit Corporation (Colorado) (non-
               insurance) (84-1086427)
              First ING of New York (New York) (13-2740556)
              Wilderness Associate (Colorado) (non-insurer)
           Columbine Life Insurance Company (Colorado) (52-1222820)
           Security Life of Denver International, LTD (non-insurer)
           SLR Management, LTD (Bermuda) (non-insurer)
           Lion Custom Investments (Delaware) (non-insurer)
           Orange Investment Enterprises, Inc. (Delaware) (non-insurer)
           ING Segures Sociedad Anonima de Capital Variable (Mexico) Insurer
           ING Investment Management Inc. (Delaware) (58-1515059)